Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Second Quarter 2022 Earnings; Declares Quarterly Dividend

Indiana, PA, July 26, 2022 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the second quarter of 2022.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Six Months Ended
except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Reported Results
Net income	$30,754	$27,726	$29,619	$58,480	$69,389
Diluted earnings per share	$0.33	$0.29	$0.31	$0.62	$0.72
Return on average assets	1.28%	1.18%	1.26%	1.23%	1.51%
Return on average equity	11.60%	10.15%	10.82%	10.86%	12.87%

Operating Results (non-GAAP)(1)
Core net income	$30,643	$27,814	$29,777	$58,458	$69,632
Core diluted earnings per share	$0.33	$0.29	$0.31	$0.62	$0.72
Core pre-tax pre-provision net revenue	$42,352	$36,537	$42,943	$78,889	$87,989
Provision expense	$4,099	$1,964	$5,413	$6,063	$1,023
Net charge-offs	$1,528	$1,134	$3,927	$2,662	$7,197
Reserve build/(release)(2)	$2,415	($1,334)	$275	$1,081	($4,271)
Core return on average assets (ROAA)	1.28%	1.18%	1.26%	1.23%	1.51%
Core pre-tax pre-provision ROAA	1.77%	1.56%	1.82%	1.66%	1.91%
Return on average tangible common equity	16.81%	14.52%	15.54%	15.64%	18.50%
Core return on average tangible common equity	16.75%	14.57%	15.62%	15.63%	18.56%
Core efficiency ratio	55.87%	59.47%	53.21%	57.61%	53.20%
Net interest margin (FTE)	3.38%	3.19%	3.17%	3.29%	3.29%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

Second Quarter 2022 Highlights
•Net income of $30.8 million and diluted earnings per share totaled $0.33, an increase of $3.0 million, or $0.04 per share from the prior quarter and an increase of $1.1 million, or $0.02 from the second quarter of 2021
•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $42.4 million, an increase of $5.8 million from the previous quarter and a decrease of $0.6 million from the second quarter of 2021

•The Company achieved positive operating leverage during the second quarter of 2022
◦Core revenue(1) grew $6.3 million, or 27.5% annualized, from the prior quarter
◦Core noninterest expense(1) increased $0.2 million, or 1.5% annualized, from the prior quarter
•Total loans (excluding Paycheck Protection Program (PPP) loans) increased $186.0 million, or 10.8% annualized from the previous quarter, driven by strong consumer loan growth
◦Year-to-date annualized loan growth (excluding PPP loans) was 9.9%
◦Average loans (excluding PPP loans) increased $173.4 million, or 10.2% annualized, from the previous quarter
•Net interest income (FTE) of $73.9 million increased $5.5 million from the previous quarter and increased $5.4 million from the second quarter of 2021
•Noninterest income of $24.5 million (excluding net security gains) increased $0.5 million from the previous quarter, but decreased $1.6 million from the second quarter of 2021 due to lower gain on sale of mortgage loans
•Noninterest expense of $55.7 million was unchanged from the previous quarter
•Total PPP loans decreased $15.9 million from the previous quarter, resulting in a total PPP loan balance at June 30, 2022 of $12.9 million
•Average deposits increased $133.1 million, or 6.7% annualized compared to the prior quarter
◦Average noninterest-bearing deposits grew $65.9 million, or 10.0% annualized, compared to the prior quarter
•Total shareholder’s equity decreased $18.5 million from the previous quarter due to a $28.9 million decrease in accumulated other comprehensive income (AOCI) resulting from the impact of higher interest rates on the fair value of the company’s available for sale investment portfolio and interest rate swap agreements
•First Commonwealth Bank (the Bank) has been recognized for the fourth consecutive year by Forbes as one of the World’s Best Banks for 2022
Profitability
•The core efficiency ratio(1) of 55.87% improved 360 basis points from the previous quarter and increased 266 basis points from the second quarter of 2021
•The return on average assets (ROA) improved 10 basis points to 1.28% compared to previous quarter
•Core pre-tax pre-provision ROA(1) for the quarter ended June 30, 2022 was 1.77% as compared to 1.56% in the prior quarter and 1.82% in the second quarter of 2021
•The net interest margin of 3.38% increased 19 basis points compared to the prior quarter and increased 21 basis points as compared to the second quarter of 2021
Asset quality
•The provision for credit losses was $4.1 million, an increase of $2.1 million compared to the previous quarter

•The allowance for credit losses as a percentage of end-of-period loans (excluding PPP loans) was 1.32%, which was unchanged from the previous quarter
•Total criticized loans decreased $27.3 million from the previous quarter
◦Total nonperforming assets of $36.4 million decreased $2.1 million from the previous quarter
•Net charge-offs on loans totaled $1.5 million, an increase of $0.4 million from the previous quarter
◦Net charge-offs as a percentage of average loans outstanding (excluding PPP loans, annualized) was 0.09% in the second quarter of 2022 as compared to 0.07% in the previous quarter
Strong capital and liquidity positions
•On April 25, 2022, the Board of Directors authorized a 4.3% increase in the quarterly cash dividend to shareholders
•Bank-level Tier 1 Capital ratio of 11.5%, which represents $262.4 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•A total of 715,307 shares at a weighted average price of $13.50 were repurchased during the second quarter of 2022 under the company’s previously authorized share repurchase program. The remaining repurchase capacity under the current program was $10.3 million as of June 30, 2022
“I am encouraged by our results this quarter. As expected, our loan growth accelerated and was primarily led by our reinvigorated consumer categories, bringing our year-to-date annualized loan growth to 9.9% (excluding PPP) and well within our high single-digit target,” stated T. Michael Price, President and Chief Executive Officer. “We remain committed to achieving positive operating leverage in 2022 despite revenue headwinds from slowing Mortgage banking income as our asset sensitive balance sheet and stable funding sourced deposit franchise are expected to further benefit from the rising interest rate environment. And while our current credit costs reflect a benign economic environment, with a lower-risk, more diversified loan portfolio and enhanced credit administration function, we believe we are well positioned to navigate the potential challenges of a recessionary environment while continuing to enhance shareholder value.”
Earnings
Net income for the second quarter of 2022 was $30.8 million, or $0.33 per share, compared to $27.7 million, or $0.29 per share in the first quarter of 2022 and $29.6 million, or $0.31 per share for the second quarter of 2021.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $73.9 million increased $5.5 million from the previous quarter and increased $5.4 million from the prior year quarter. The increase from the previous quarter was primarily due to a 19 basis point increase in the yield on interest-earning assets due to higher yields on variable and adjustable rate loans and $1.2 million in deferred interest and fees recognized from a nonaccrual loan that was resolved during the quarter, which was offset by a $1.2 million decrease in fees and interest on PPP loans. Interest and fee income recognized on PPP loans totaled $0.6 million in the second quarter of 2022 as compared to $1.8 million in the prior quarter.
The net interest margin for the second quarter of 2022 was 3.38%, an increase of 19 basis points from the previous quarter and an increase of 21 basis points from the second quarter of 2021. The increase from the previous quarter was due primarily to a 22 basis point increase in the yield on loans (excluding PPP loans) and a 6 basis point impact due to the aforementioned interest and fees recognized from the resolution of a nonaccrual loan, partially offset by a 192 basis point decrease in the yield on PPP loans (inclusive of loan forgiveness). The total cost of funds was 0.15% in the second quarter of 2022, which was unchanged from the previous quarter.

Total average deposits grew $133.1 million in the second quarter of 2022 as compared to the previous quarter. Average noninterest bearing deposits grew $65.9 million and offset a $20.1 million decrease in average time deposits.
Asset Quality
Provision expense in the second quarter of 2022 totaled $4.1 million as compared to $2.0 million in the previous quarter. The increase in provision expense during the quarter was primarily driven by strong loan growth, which resulted in a $2.1 million increase in the allowance for credit losses (ACL). The ACL was also impacted by an increase of $5.1 million in the quantitative model due to various inputs such as the unemployment rate, Gross Domestic Product (GDP) forecast, prepayment speeds and max capacity levels. This increase was largely offset by a decrease in qualitative factors of $4.6 million, primarily due to lower reserve adjustments for COVID-related high risk portfolios.
At June 30, 2022, nonperforming loans totaled $35.7 million, a decrease of $1.8 million from the previous quarter and a decrease of $17.1 million from the second quarter of 2021. Nonperforming loans represented 0.50% of total loans (excluding PPP loans) as compared to 0.54% and 0.82% for the periods ended March 31, 2022 and June 30, 2021, respectively.
At June 30, 2022, criticized loans totaled $146.8 million, a decrease of $27.3 million from the previous quarter.
During the second quarter of 2022, net charge-offs were $1.5 million as compared to $1.1 million in the previous quarter and $3.9 million in the second quarter of 2021.
Net charge-offs as a percentage of average loans (excluding PPP, annualized) were 0.09%, 0.07% and 0.25% for the periods ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $24.5 million for the second quarter of 2022, as compared to $24.0 million for the first quarter of 2022 and $26.1 million for the second quarter of 2021.
The $0.5 million increase from the previous quarter was primarily due to a $0.7 million increase in interest rate swap fees, a $0.6 million increase in card-related interchange income, a $0.3 million increase in service charges on deposits and a $0.3 million increase in gain on sale of Mortgage loans partially offset by a $1.4 million decrease in gain on sale of SBA loans.
Noninterest expense totaled $55.7 million for the second quarter of 2022, as compared to $55.7 million for the first quarter of 2022 and $51.5 million for the second quarter of 2021. In comparison with the prior quarter, a $0.6 million decrease in occupancy expense due to seasonally higher snow removal in the previous quarter was offset by a $0.3 million increase in data processing expense and a $0.2 million increase in marketing and promotion expense.
The core efficiency ratio was 55.87% during the second quarter of 2022 as compared to 59.47% in the previous quarter and 53.21% in the second quarter of 2021.
Full time equivalent staff was 1,409 at June 30, 2022, 1,432 at March 31, 2022, and 1,392 at June 30, 2021. The decrease from the prior quarter was the result of an increase in the company’s open positions in the bank’s retail branch network.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.12 per share, which represents a 4.3% increase from the second quarter of 2021. The cash dividend is payable on August 19, 2022 to shareholders of record as of August 5, 2022. This dividend represents a 3.4% projected annual yield utilizing the July 25, 2022 closing market price of $14.32.

First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at June 30, 2022 were 14.6%, 12.2%, 9.8% and 11.2% respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the second quarter of 2022 on Wednesday, July 27, 2022 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 118 community banking offices in 26 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson, and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the effects of the COVID-19 pandemic on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
SUMMARY RESULTS OF OPERATIONS
Net interest income	$73,662	$68,172	$68,199	$141,834	$137,641
Provision for credit losses	4,099	1,964	5,413	6,063	1,023
Noninterest income	24,509	23,976	26,086	48,485	53,441
Noninterest expense	55,679	55,724	51,542	111,403	103,401
Net income	30,754	27,726	29,619	58,480	69,389
Core net income (5)	30,643	27,814	29,777	58,458	69,632
Earnings per common share (diluted)	$0.33	$0.29	$0.31	$0.62	$0.72
Core earnings per common share (diluted) (6)	$0.33	$0.29	$0.31	$0.62	$0.72
KEY FINANCIAL RATIOS
Return on average assets	1.28%	1.18%	1.26%	1.23%	1.51%
Core return on average assets (7)	1.28%	1.18%	1.26%	1.23%	1.51%
Return on average assets, pre-provision, pre-tax	1.78%	1.55%	1.81%	1.66%	1.90%
Core return on average assets, pre-provision, pre-tax	1.77%	1.56%	1.82%	1.66%	1.91%
Return on average shareholders' equity	11.60%	10.15%	10.82%	10.86%	12.87%
Return on average tangible common equity (8)	16.81%	14.52%	15.54%	15.64%	18.50%
Core return on average tangible common equity (9)	16.75%	14.57%	15.62%	15.63%	18.56%
Core efficiency ratio (2)(10)	55.87%	59.47%	53.21%	57.61%	53.20%
Net interest margin (FTE) (1)	3.38%	3.19%	3.17%	3.29%	3.29%

Book value per common share	$11.20	$11.32	$11.50
Tangible book value per common share (11)	7.85	7.99	8.22
Market value per common share	13.42	15.16	14.07
Cash dividends declared per common share	0.120	0.115	0.115	0.235	0.225
ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans and leases(3)	0.50%	0.54%	0.78%
Nonperforming loans as a percent of end-of-period loans and leases, excluding PPP loans (3)	0.50%	0.54%	0.82%
Nonperforming assets as a percent of total assets (3)	0.38%	0.40%	0.57%
Nonperforming assets as a percent of total assets, excluding PPP loans (3)	0.38%	0.40%	0.59%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.09%	0.07%	0.23%
Net charge-offs as a percent of average loans and leases,, excluding PPP loans (annualized) (4)	0.09%	0.07%	0.25%
Allowance for credit losses as a percent of nonperforming loans (4)	262.25%	243.38%	183.81%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.31%	1.31%	1.44%
Allowance for credit losses as a percent of end-of-period loans and leases, excluding PPP loans (4)	1.32%	1.32%	1.50%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.0%	11.1%	11.8%
Tangible common equity as a percent of tangible assets (12)	8.0%	8.1%	8.7%
Tangible common equity as a percent of tangible assets, excluding PPP loans (12)	8.0%	8.1%	9.0%
Leverage Ratio	9.8%	9.8%	9.6%
Risk Based Capital - Tier I	12.2%	12.2%	12.6%
Risk Based Capital - Total	14.6%	14.7%	15.2%
Common Equity - Tier I	11.2%	11.3%	11.6%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
INCOME STATEMENT
Interest income	$76,728	$71,244	$72,051	$147,972	$146,112
Interest expense	3,066	3,072	3,852	6,138	8,471
Net Interest Income	73,662	68,172	68,199	141,834	137,641
Provision for credit losses	4,099	1,964	5,413	6,063	1,023
Net Interest Income after Provision for Credit Losses	69,563	66,208	62,786	135,771	136,618
Net securities gains	—	2	10	2	16
Trust income	2,573	2,713	2,706	5,286	5,222
Service charges on deposit accounts	4,886	4,615	4,310	9,501	8,357
Insurance and retail brokerage commissions	2,486	2,272	1,978	4,758	4,150
Income from bank owned life insurance	1,383	1,508	1,509	2,891	3,460
Gain on sale of mortgage loans	1,561	1,282	3,084	2,843	8,130
Gain on sale of other loans and assets	1,099	2,319	2,111	3,418	3,801
Card-related interchange income	7,137	6,490	7,406	13,627	13,833
Derivative mark-to-market	42	347	(277)	389	1,153
Swap fee income	1,154	453	1,252	1,607	1,398
Other income	2,188	1,975	1,997	4,163	3,921
Total Noninterest Income	24,509	23,976	26,086	48,485	53,441
Salaries and employee benefits	30,949	30,932	28,347	61,881	57,018
Net occupancy	4,170	4,787	3,881	8,957	8,654
Furniture and equipment	3,857	3,730	3,866	7,587	7,814
Data processing	3,470	3,188	3,192	6,658	6,244
Pennsylvania shares tax	913	1,005	1,258	1,918	2,090
Advertising and promotion	1,434	1,226	1,355	2,660	2,679
Intangible amortization	862	862	863	1,724	1,729
Other professional fees and services	1,197	1,221	1,091	2,418	1,842
FDIC insurance	702	698	438	1,400	1,134
Litigation and operational losses	629	600	556	1,229	1,035
Loss on sale or write-down of assets	86	75	43	161	52
COVID-19 related	62	17	232	79	306
Branch consolidation	(202)	98	(22)	(104)	18
Other operating expenses	7,550	7,285	6,442	14,835	12,786
Total Noninterest Expense	55,679	55,724	51,542	111,403	103,401
Income before Income Taxes	38,393	34,460	37,330	72,853	86,658
Income tax provision	7,639	6,734	7,711	14,373	17,269
Net Income	$30,754	$27,726	$29,619	$58,480	$69,389

Shares Outstanding at End of Period	93,705,120	94,299,039	96,201,628	93,705,120	96,201,628
Average Shares Outstanding Assuming Dilution	94,245,770	94,311,324	96,282,425	94,273,808	96,255,475

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2022	2022	2021
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$120,267	$120,289	$89,505
Interest-bearing bank deposits	179,533	404,516	194,948
Securities available for sale, at fair value	877,287	946,346	1,102,057
Securities held to maturity, at amortized cost	492,229	512,911	554,225
Loans held for sale	12,876	10,506	19,530

Loans and leases	7,119,754	6,952,112	6,740,535
Allowance for credit losses	(93,603)	(91,188)	(97,038)
Net loans and leases	7,026,151	6,860,924	6,643,497

Goodwill and other intangibles	313,449	314,066	315,497
Other assets	504,635	472,566	483,143
Total Assets	$9,526,427	$9,642,124	$9,402,402

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,726,242	$2,719,645	$2,617,651

Interest-bearing demand deposits	273,360	305,623	269,451
Savings deposits	4,708,868	4,782,445	4,566,815
Time deposits	345,075	364,134	431,102
Total interest-bearing deposits	5,327,303	5,452,202	5,267,368

Total deposits	8,053,545	8,171,847	7,885,019

Short-term borrowings	88,923	95,748	107,372
Long-term borrowings	181,752	182,012	182,767
Total borrowings	270,675	277,760	290,139

Other liabilities	153,049	124,898	120,825
Shareholders' equity	1,049,158	1,067,619	1,106,419
Total Liabilities and Shareholders' Equity	$9,526,427	$9,642,124	$9,402,402

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	June 30,	Yield/	March 31,	Yield/	June 30,	Yield/	June 30,	Yield/	June 30,	Yield/
	2022	Rate	2022	Rate	2021	Rate	2022	Rate	2021	Rate
NET INTEREST MARGIN

Assets
Loans and leases, excluding PPP loans (FTE)(1)(3)	$7,015,886	3.95%	$6,842,481	3.73%	$6,341,805	3.80%	$6,929,662	3.84%	$6,317,078	3.86%
PPP Loans	20,290	12.02%	51,147	13.93%	429,917	5.11%	35,634	13.38%	459,482	5.89%
Securities and interest-bearing bank deposits (FTE) (1)	1,734,126	1.68%	1,809,131	1.54%	1,886,184	1.43%	1,771,421	1.61%	1,709,129	1.48%
Total Interest-Earning Assets (FTE) (1)	8,770,302	3.52%	8,702,759	3.33%	8,657,906	3.35%	8,736,717	3.43%	8,485,689	3.49%
Noninterest-earning assets	830,167		821,819		793,777		826,016		806,267
Total Assets	$9,600,469		$9,524,578		$9,451,683		$9,562,733		$9,291,956

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$5,067,692	0.05%	$4,980,390	0.04%	$4,858,531	0.07%	$5,024,283	0.04%	$4,731,880	0.08%
Time deposits	354,403	0.26%	374,484	0.29%	458,638	0.47%	364,388	0.27%	493,259	0.62%
Short-term borrowings	95,561	0.08%	115,544	0.07%	114,966	0.09%	105,497	0.07%	117,155	0.10%
Long-term borrowings	181,859	4.96%	182,119	4.98%	206,495	4.65%	181,988	4.97%	219,731	4.52%
Total Interest-Bearing Liabilities	5,699,515	0.22%	5,652,537	0.22%	5,638,630	0.27%	5,676,156	0.22%	5,562,025	0.31%
Noninterest-bearing deposits	2,711,458		2,645,551		2,604,695		2,678,686		2,509,818
Other liabilities	125,646		119,075		110,264		122,379		132,729
Shareholders' equity	1,063,850		1,107,415		1,098,094		1,085,512		1,087,384
Total Noninterest-Bearing Funding Sources	3,900,954		3,872,041		3,813,053		3,886,577		3,729,931
Total Liabilities and Shareholders' Equity	$9,600,469		$9,524,578		$9,451,683		$9,562,733		$9,291,956

Net Interest Margin (FTE) (annualized)(1)		3.38%		3.19%		3.17%		3.29%		3.29%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	June 30,	March 31,	June 30,
	2022	2022	2021
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,136,593	$1,092,311	$1,081,822
Paycheck Protection Program	12,928	28,874	292,355
Commercial real estate	2,319,094	2,344,281	2,205,758
Equipment Finance loans and leases	21,062	2,505	—
Real estate construction	292,400	307,411	317,496
Total Commercial	3,782,077	3,775,382	3,897,431

Consumer Loan Portfolio:
Closed-end mortgages	1,567,561	1,467,133	1,259,798
Home equity lines of credit	532,640	539,088	568,985
Real estate construction	100,592	91,577	97,320
Total Real Estate - Consumer	2,200,793	2,097,798	1,926,103

Auto & RV loans	1,047,104	984,001	829,150
Direct installment	35,245	37,751	28,805
Personal lines of credit	50,249	52,614	53,720
Student loans	4,286	4,566	5,326
Total Other Consumer	1,136,884	1,078,932	917,001
Total Consumer Portfolio	3,337,677	3,176,730	2,843,104
Total Portfolio Loans and Leases	7,119,754	6,952,112	6,740,535
Loans held for sale	12,876	10,506	19,530
Total Loans and Leases	$7,132,630	$6,962,618	$6,760,065

	June 30,	March 31,	June 30,
	2022	2022	2021
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$19,594	$20,490	$22,219
Loans held for sale on a nonaccrual basis	—	—	—
Troubled debt restructured loans on nonaccrual basis	9,694	10,090	23,981
Troubled debt restructured loans on accrual basis	6,404	6,887	6,593
Total Nonperforming Loans	$35,692	$37,467	$52,793
Other real estate owned ("OREO")	93	667	394
Repossessions ("Repos")	621	397	440
Total Nonperforming Assets	$36,406	$38,531	$53,627
Loans past due in excess of 90 days and still accruing	3,155	1,921	903
Classified loans	46,798	75,270	55,957
Criticized loans	146,780	174,060	250,427

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.51%	0.55%	0.80%
Allowance for credit losses	$93,603	$91,188	$97,038

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$430	$395	$3,784	$825	$4,263
Real estate construction	—	—	(135)	—	(135)
Commercial real estate	547	(14)	6	533	1,517
Residential real estate	(26)	110	(160)	84	(92)
Loans to individuals	577	643	432	1,220	1,644
Net Charge-offs	$1,528	$1,134	$3,927	$2,662	$7,197

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.09%	0.07%	0.23%	0.08%	0.21%
Net charge-offs as a percentage of average loans outstanding, excluding PPP loans (annualized) (4)	0.09%	0.07%	0.25%	0.08%	0.23%
Provision for credit losses as a percentage of net charge-offs	268.26%	173.19%	137.84%	227.76%	14.21%
Provision for credit losses	$4,099	$1,964	$5,413	$6,063	$1,023

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

Interest income	$76,728	$71,244	$72,051	$147,972	$146,112
Adjustment to fully taxable equivalent basis (1)	244	253	290	498	598
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	76,972	71,497	72,341	148,470	146,710
Interest expense	3,066	3,072	3,852	6,138	8,471
Net interest income, (FTE) (1)	$73,906	$68,425	$68,489	$142,332	$138,239

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

Net Income	$30,754	$27,726	$29,619	$58,480	$69,389
Intangible amortization	862	862	863	1,724	1,729
Tax benefit of amortization of intangibles	(181)	(181)	(181)	(362)	(363)
Net Income, adjusted for tax affected amortization of intangibles	$31,435	$28,407	$30,301	$59,842	$70,755

Average Tangible Equity:
Total shareholders' equity	$1,063,850	$1,107,415	$1,098,094	$1,085,512	$1,087,384
Less: intangible assets	313,617	314,235	315,776	313,924	316,105
Tangible Equity	750,233	793,180	782,318	771,588	771,279
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$750,233	$793,180	$782,318	$771,588	$771,279

(8)Return on Average Tangible Common Equity	16.81%	14.52%	15.54%	15.64%	18.50%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

Core Net Income:
Total Net Income	$30,754	$27,726	$29,619	$58,480	$69,389
Net securities gains	—	(2)	(10)	(2)	(16)
Tax benefit of net securities gains	—	—	2	—	3
COVID-19 related	62	17	232	79	306
Tax benefit of COVID 19 related	(13)	(4)	(49)	(17)	(64)
Branch consolidation related	(202)	98	(22)	(104)	18
Tax benefit of bank consolidation related expenses	42	(21)	5	22	(4)
(5) Core net income	$30,643	$27,814	$29,777	$58,458	$69,632
Average Shares Outstanding Assuming Dilution	94,245,770	94,311,324	96,282,425	94,273,808	96,255,475
(6) Core Earnings per common share (diluted)	$0.33	$0.29	$0.31	$0.62	$0.72

Intangible amortization	862	862	863	1,724	1,729
Tax benefit of amortization of intangibles	(181)	(181)	(181)	(362)	(363)
Core Net Income, adjusted for tax affected amortization of intangibles	$31,324	$28,495	$30,459	$59,820	$70,998

(9) Core Return on Average Tangible Common Equity	16.75%	14.57%	15.62%	15.63%	18.56%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Core Return on Average Assets:
Total Net Income	$30,754	$27,726	$29,619	$58,480	$69,389
Total Average Assets	9,600,469	9,524,578	9,451,683	9,562,733	9,291,956
Return on Average Assets	1.28%	1.18%	1.26%	1.23%	1.51%

Core Net Income (5)	$30,643	$27,814	$29,777	$58,458	$69,632
Total Average Assets	9,600,469	9,524,578	9,451,683	9,562,733	9,291,956
(7) Core Return on Average Assets	1.28%	1.18%	1.26%	1.23%	1.51%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Core Efficiency Ratio:
Total Noninterest Expense	$55,679	$55,724	$51,542	$111,403	$103,401
Adjustments to Noninterest Expense:
Intangible amortization	862	862	863	1,724	1,729
COVID-19 related	62	17	232	79	306
Branch consolidation related	(202)	98	(22)	(104)	18
Noninterest Expense - Core	$54,957	$54,747	$50,469	$109,704	$101,348

Net interest income, (FTE)	$73,906	$68,425	$68,489	$142,332	$138,239
Total noninterest income	24,509	23,976	26,086	48,485	53,441
Net securities gains	—	(2)	(10)	(2)	(16)
Total Revenue	98,415	92,399	94,565	190,815	191,664

Adjustments to Revenue:
Derivative mark-to-market	42	347	(277)	389	1,153
Total Revenue - Core	$98,373	$92,052	$94,842	$190,426	$190,511

(10)Core Efficiency Ratio	55.87%	59.47%	53.21%	57.61%	53.20%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	June 30,	March 31,	June 30,
	2022	2022	2021
Tangible Equity:
Total shareholders' equity	$1,049,158	$1,067,619	$1,106,419
Less: intangible assets	313,449	314,066	315,497
Tangible Equity	735,709	753,553	790,922
Less: preferred stock	—	—	—
Tangible Common Equity	$735,709	$753,553	$790,922

Tangible Assets:
Total assets	$9,526,427	$9,642,124	$9,402,402
Less: intangible assets	313,449	314,066	315,497
Tangible Assets	$9,212,978	$9,328,058	$9,086,905
Less: PPP loans	12,928	28,874	292,355
Tangible Assets, excluding PPP loans	$9,200,050	$9,299,184	$8,794,550

(12)Tangible Common Equity as a percentage of Tangible Assets	7.99%	8.08%	8.70%
(12)Tangible Common Equity as a percentage of Tangible Assets, excluding PPP loans	8.00%	8.10%	8.99%

Shares Outstanding at End of Period	93,705,120	94,299,039	96,201,628
(11)Tangible Book Value Per Common Share	$7.85	$7.99	$8.22

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Pre-tax pre-provision income:
Net interest income	$73,662	$68,172	$68,199	$141,834	$137,641
Noninterest income	24,509	23,976	26,086	48,485	53,441
Noninterest expense	55,679	55,724	51,542	111,403	103,401
Pre-tax pre-provision income	$42,492	$36,424	$42,743	$78,916	$87,681

Net securities gains	$—	$(2)	$(10)	$(2)	$(16)
COVID-19 related	62	17	232	79	306
Branch consolidation	(202)	98	(22)	(104)	18
Core pre-tax pre-provision income	$42,352	$36,537	$42,943	$78,889	$87,989

Net charge-offs	$1,528	$1,134	$3,927	$2,662	$7,197

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Core Net Interest Margin:
Net Interest Income (FTE)	$73,906	$68,425	$68,489	$142,332	$138,239
Less: Income from PPP Loans	608	1,757	5,473	2,365	13,415
Less: Income from Excess Cash	644	108	88	752	162
Core Net Interest Income (FTE)	$72,654	$66,560	$62,928	$139,215	$124,662

Average Interest-Earning Assets	$8,770,302	$8,702,759	$8,657,906	$8,736,717	$8,485,689
Less: PPP Loans	20,290	51,147	429,917	35,634	459,482
Less: Excess Cash	324,896	277,570	352,093	301,364	340,681
Core Average Interest-Earning Assets	$8,425,116	$8,374,042	$7,875,896	$8,399,719	$7,685,526

Core Net Interest Margin (Non-GAAP)	3.46%	3.22%	3.20%	3.34%	3.27%